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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Mattel, Inc. of our reports dated February 4, 1997 (except for note 15, as to which the date is March 27, 1997) relating to the consolidated financial statements of Tyco Toys, Inc. and subsidiaries, not presented separately herein, appearing in Mattel, Inc.'s Current Reports on Form 8-K dated July 30, 1997 and April 17, 1997. We also consent to the reference to our firm under the caption "Experts".

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 24, 1999